FOR IMMEDIATE RELEASE

Investor Relations:
Ed Lockwood
Sr. Director, Investor Relations
(408) 875-9529
ed.lockwood@kla-tencor.com

Media Relations:
Meggan Powers
Sr. Director, Corporate Communications
(408) 875-8733
meggan.powers@kla-tencor.com

KLA-TENCOR DECLARES REGULAR CASH DIVIDEND FOR

FIRST QUARTER OF FISCAL YEAR 2009

MILPITAS, Calif.-August 6, 2008-KLA-Tencor Corporation (NASDAQ: KLAC) today announced that its Board of Directors has declared a quarterly cash dividend of $0.15 per share on its common stock payable on September 2, 2008 to KLA-Tencor stockholders of record as of the close of business on August 18, 2008.

About KLA-Tencor: KLA-Tencor is the world's leading supplier of process control and yield management solutions for the semiconductor and related microelectronics industries. Headquartered in Milpitas, Calif., the company has sales and service offices around the world. An S&P 500 company, KLA-Tencor is traded on the NASDAQ Global Select Market under the symbol KLAC. Additional information about the company is available at http://www.kla-tencor.com.

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